UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2021
KBS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-53649	26-0658752
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant's telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 REGULATION FD DISCLOSURE
Investor Presentation
On December 10, 2021, KBS Real Estate Investment Trust II, Inc. (the “Company”) will use the presentation attached as Exhibit 99.1 in connection with a webinar to review the Company’s portfolio and liquidation with stockholders and their financial professionals.
The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended.

ITEM 8.01 OTHER EVENTS
Disposition of Willow Oaks Corporate Center
On August 26, 2009, the Company, through an indirect wholly owned subsidiary, purchased three office buildings containing 584,147 rentable square feet located on approximately 11.4 acres of land in Fairfax, Virginia (“Willow Oaks Corporate Center”).
On December 8, 2021, the Company completed the sale of Willow Oaks Corporate Center to a purchaser unaffiliated with the Company or KBS Capital Advisors LLC (the “Advisor”) for $106.0 million, or $101.7 million net of credits primarily for outstanding tenant improvements and lease incentives, before third-party closing costs of approximately $1.1 million and excluding disposition fees payable to the Advisor. In connection with the disposition of Willow Oaks Corporate Center, the Company paid down $83.6 million of the principal balance due under a portfolio loan facility.
Fifth Liquidating Distribution Authorized
Pursuant to the terms of the Company’s plan of complete liquidation and dissolution (the “Plan of Liquidation”), on December 9, 2021, the Company’s board of directors authorized a fifth liquidating distribution in the amount of $0.20 per share of common stock to the Company’s stockholders of record as of the close of business on December 9, 2021 (the “Fifth Liquidating Distribution”). The Fifth Liquidating Distribution will be funded from proceeds from the sales of Willow Oaks Corporate Center and an office building, which closed on November 23, 2021 as disclosed in the Company’s Current Report on Form 8-K, filed with the SEC on November 23, 2021. The Company expects to pay the Fifth Liquidating Distribution on December 14, 2021.
Since the Fifth Liquidating Distribution is a liquidating distribution pursuant to the Plan of Liquidation, it will reduce the Company’s stockholders’ remaining investment in the Company and reduce the estimated future liquidating distributions per share to be received by the Company’s stockholders by $0.20 per share. The Fifth Liquidating Distribution will generally be characterized as a return of capital, to the extent the stockholder has sufficient basis, and will be included in each stockholder’s Form 1099 for the year ended December 31, 2021. Stockholders are advised to consult their tax advisors regarding the tax consequences of the Fifth Liquidating Distribution in light of his or her particular investment or tax circumstances.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Ex.	Description

99.1	December 10, 2021 Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: December 10, 2021	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary